EXHIBIT 2.1

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the “Agreement”), dated as of the 29th day of November, 2011, by and between Strike Axe, Inc., a Delaware corporation and Nutritional Concepts Corp., a Utah corporation (“Nutritional Concepts”),  and the shareholders of Nutritional Concepts Corp. (“Shareholders”),and options holders of Nutritional Concepts Corp., (“Option Holders”) with reference to the following:

A.

Strike Axe, Inc., is a Delaware corporation organized on August 6, 2007.  Strike Axe, Inc. has authorized capital stock of 100,000,000 shares of common stock, $.0001 par value (“Strike Axe, Inc. Common Stock”), of which 6,101,049 shares are issued and outstanding and 10,000,000 shares of preferred stock, $.0001 par value of which no shares of preferred stock are issued and outstanding.

B.

Nutritional Concepts is a privately held corporation organized under the laws of the State of Utah on February 2, 2011.  Nutritional Concepts has authorized capital stock of 50,000,000 shares, $.001 par value per share, all shares of which are authorized for the issuance of common stock (“Nutritional Concepts Common Stock”) and none of which are authorized for the issuance of preferred stock.  Of such shares, 16,978,764 shares of Nutritional Concepts Common Stock and no shares of preferred stock are issued and outstanding.  There are 5,000,000 options of Nutritional Concepts Corp. having an exercise price of $0.35 which will convert into common shares of Nutritional Concepts Corp. hereafter “Nutritional Concepts Options”.

C.

The respective Boards of Directors of Strike Axe, Inc. and Nutritional Concepts have deemed it advisable and in the best interests of Strike Axe, Inc. and Nutritional Concepts and their respective shareholders that Nutritional Concepts be acquired by Strike Axe, Inc., pursuant to the terms and conditions set forth in this Agreement. The Nutritional Concepts Corp. Options are to be exchanged and concurrently retired for an equal amount of options from the Company having identical terms and conditions.

D.

Strike Axe, Inc. and Nutritional Concepts propose to enter into this Agreement which provides among other things that all of the outstanding shares of Nutritional Concepts Common Stock be acquired by Strike Axe, Inc., in exchange for 16,978,764 shares of restricted Strike Axe, Inc. Common Stock and such additional items as more fully described in the Agreement.

E.

The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
THE ACQUISITION

1.01

At the Effective Time (as defined in Section 2.01), subject to the terms and conditions herein, each share and option of Nutritional Concepts Common Stock issued and outstanding immediately prior to the Effective Time shall be acquired by Strike Axe, Inc. in exchange for  16,978,764 fully paid and nonassessable restricted shares of Strike Axe, Inc. Common Stock (the “Strike Axe, Inc. Shares”) (the exchange of all shares of Nutritional Concepts Common Stock for Strike Axe, Inc. Shares shall constitute the “Exchange”) and in exchange for 5,000,000 options of  Strike Axe, Inc. (“Strike Axe, Inc. Options”).  The Strike Axe, Inc. Shares and Strike Axe Options shall be issued as set forth in Exhibit A to this Agreement.

1.02

As of the Effective Time, each outstanding stock certificate and option that immediately prior to the Effective Time represented shares of Nutritional Concepts Common Stock and/or the Nutritional Concepts Options shall be deemed for all purposes to evidence ownership and to represent the number of shares of Strike Axe, Inc. Common Stock and the Nutritional Concepts Options for which such shares and/or of Nutritional Concepts Common Stock and the Nutritional Concepts Options have been exchanged pursuant to Section 1.01.  The record holder of each outstanding certificate representing shares of Nutritional Concepts Common Stock shall, after the Effective Time, be entitled to vote the shares of Strike Axe, Inc. Common Stock for which such shares of Nutritional Concepts Common Stock have been exchanged on any matters on which the holders of Strike Axe, Inc. Common Stock are entitled to vote.  After the Effective Time, the holders of certificates evidencing outstanding shares of Nutritional Concepts Common Stock immediately prior to the Effective Time shall deliver such certificates of Nutritional Concepts Common Stock, duly endorsed so as to make Strike Axe, Inc. the sole holder thereof, free and clear of all claims, and encumbrances and Strike Axe, Inc. shall deliver a transmittal letter directed to the transfer agent of Strike Axe, Inc. directing the issuance of the Strike Axe, Inc. Shares to the shareholders of Nutritional Concepts as set forth on Exhibit A of this Agreement.  Any shares of Strike Axe, Inc. Common stock issued pursuant to this Agreement will not be transferable except (a) pursuant to an effective registration statement under the Securities Act or (b) upon receipt by Strike Axe, Inc. of a written opinion of counsel for the holder reasonably satisfactory to Strike Axe, Inc. to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and relevant state securities laws.  Restrictive legends shall be placed on all certificates representing Strike Axe, Inc. Common stock issued pursuant to this Agreement as set forth in Section 11.02. After the Effective Time, the holders of the options evidencing the Nutritional Concepts Options immediately prior to the Effective Time shall deliver such Nutritional Concepts Options to Strike Axe, Inc., whereby Strike Axe, Inc. shall issue a new options having identical term from Strike Axe, Inc.

In the event any certificate for Nutritional Concepts Common Stock has been lost, stolen or destroyed, Strike Axe, Inc. shall issue and pay in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of Strike Axe, Inc. Common Stock as may be required pursuant to this Agreement; provided that, such holder shall be required to provide to Strike Axe, Inc. an executed indemnification agreement, in a form reasonably acceptable to Strike Axe, Inc., whereby such holder indemnifies Strike Axe, Inc. against any loss or liability relating to Strike Axe, Inc.’s issuance of certificates pursuant to this paragraph.

1.03

Following the Effective Time, there will be a total of 23,079,813 shares and 5,000,000 options of Strike Axe, Inc. issued and outstanding.

1.04

Following the Effective Time, Nutritional Concepts will be a wholly owned subsidiary of Strike Axe, Inc.

ARTICLE 2
THE CLOSING

2.01

Subject to the terms and conditions herein, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at 267 W. 1400 S., Suite 101, St. George, UT 84790 on or before November 29, 2011 (the “Closing Date”) or at such other place or date and time as may be agreed to in  writing  by the parties hereto at the earliest practicable time after satisfaction or waiver of the conditions hereof, but in no event later than fifteen (15) days after such conditions have been satisfied or waived.  The Exchange shall be effective at Closing or such later time that the parties specify (the “Effective Time” or “Effective Date”).

2.02

The following conditions are a part of this Agreement and must be completed on or as of the Closing Date, or such other date specified by the parties:

(a)

Immediately after the Effective Time, Daniel K. Leonard, the sole director of Strike Axe, Inc. immediately prior to the Effective Time, will appoint Shaun Sullivan and Kendall A. Smith as members of the Board of Directors of Strike Axe, Inc.  Following the appointment of Shaun Sullivan and Kendall A. Smith to the Board of Directors, Daniel K. Leonard will resign as a member of the Board of Directors of Strike Axe, Inc. to be effective upon the effectiveness of and 14F Information Statement to be filed with the U.S. Securities and Exchange Commission immediately upon closing of this Agreement.

(b)

Immediately after the Effective Time, Daniel K. Leonard, the sole officer of Strike Axe, Inc. immediately prior to the Effective Time, will resign as an officer of Strike Axe, Inc. and Shaun Sullivan will be appointed President of Strike Axe, Inc. and Kendall A. Smith will be appointed Secretary and Treasurer of Strike Axe, Inc. and Jon E. Lelegren will be appointed as Chief Financial Officer of Strike Axe, Inc.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF STRIKE AXE, INC. MEDIA, INC.

Strike Axe, Inc. hereby represents and warrants to Nutritional Concepts as follows:

3.01

Attached hereto is each of the following:

(a)

Financial Statements.  Audited (in the case of fiscal year periods) and unaudited (for the quarterly period) financial statements of Strike Axe, Inc. including, but not limited to, balance sheets and profit and loss statements from the period of inception through August 2011, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of Strike Axe, Inc. at the dates thereof.  (Schedule A)

(b)

Property.  An accurate list and description of all property, real or personal, owned by Strike Axe, Inc. of a value equal to or greater than $1,000.00.  (Schedule B)

(c)

Liens and Liabilities.  A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A.  (Schedule C)  A representation from Strike Axe, Inc. that there are no debts, liabilities or obligations of Strike Axe, Inc. incurred or owing as of the date of this Agreement.  (Schedule C.1)

(d)

Leases and Contracts.  A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note,  mortgage, license, franchise, or other written agreement to which Strike Axe, Inc. is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Strike Axe, Inc.  (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended August 31, 2011 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.  (Schedule D)

(e)

Loan Agreements.  Complete and accurate copies of all loan agreements and other documents with respect to obligations of Strike Axe, Inc. for the repayment of borrowed money.  (Schedule E)

(f)

Consents Required.  A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder or where notice of such transaction is required at or subsequent to Closing or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder.  (Schedule F)

(g)

Corporate Records.  Complete and accurate copies of (i) the Certificate and Articles of Incorporation, (ii) Bylaws and (iii) all minute books, stock record books and other records of Strike Axe, Inc. together with all amendments thereto to the date hereof.  (Schedule G)

(h)

Shareholders.  A complete list of all persons or entities of record holding capital stock of Strike Axe, Inc. (as certified by Strike Axe, Inc.’s transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of Strike Axe, Inc. (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements.  (Schedule H)

(i)

Officers and Directors.  A complete and current list of all Officers and Directors of Strike Axe, Inc., each of whom shall resign effective as of the Effective Date.  (Schedule I)

(j)

Salary Schedule.  A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of Strike Axe, Inc. who received $1,000.00 or more in aggregate compensation from Strike Axe, Inc. whether in salary, bonus or otherwise, during the year 2010, or who is presently scheduled to receive compensation from Strike Axe, Inc. whether in a salary, bonus or otherwise in excess of $1,000.00 during the year ending August 2011, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.  All such employees are “at will” employees of Strike Axe, Inc. (Schedule J)

(k)

Litigation.  A complete and accurate list (in all material respects) of all material  civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Strike Axe, Inc. threatened, which may materially and adversely affect Strike Axe, Inc.  (Schedule K)

(l)

Tax Returns.  The Company has not filed Federal, State and local tax returns since inception in August, 2007. (Schedule L)

(m)

Agency Reports.  Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Strike Axe, Inc. under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year.  (Schedule M)

(n)

Banks.  A true and complete list (in all material  respects), as of the date of this Agreement, showing (1) the name of each bank in which Strike Axe, Inc. has an account or safe  deposit box, and (2) the names and addresses of all signatories.  (Schedule N)

(o)

Jurisdictions Where Qualified.  A list of all jurisdictions wherein Strike Axe, Inc. is qualified to do business and is in good standing.  (Schedule O)

(p)

Subsidiaries.  A complete list of all subsidiaries of Strike Axe, Inc.  (Schedule  P)  The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Strike Axe, Inc. has an interest, direct or indirect.

(q)

Union Matters.  An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of Strike Axe, Inc., if any.  (Schedule Q)

(r)

Employee and Consultant Contracts.  A complete and accurate list of all employee and consultant contracts which Strike Axe, Inc. may have, other than those listed in the schedule on Union Matters.  (Schedule R)

(s)

Employee Benefit Plans.  Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Strike Axe, Inc. in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.  (Schedule S)

(t)

Insurance Policies.  A complete and accurate list (in all material respects) and a description of all material insurance policies naming Strike Axe, Inc. as an insured or beneficiary or  as a loss payable payee or for which Strike Axe, Inc. has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Strike Axe, Inc. regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Strike Axe, Inc. as beneficiary covering the business activities of Strike Axe, Inc.  (Schedule T)

(u)

Customers.  A complete and accurate list (in all material respects) of the customers of Strike Axe, Inc., including presently effective contracts of Strike Axe, Inc. or to be assigned to Strike Axe, Inc., accounting for the principle revenues of Strike Axe, Inc., indicating the dollar amounts of gross income of each such customer for the period ended August 31, 2010.  (Schedule U)

(v)

Licenses and Permits.  A complete list of all licenses, permits and other authorizations of Strike Axe, Inc.  (Schedule V)

3.02

Organization, Standing and Power.  Strike Axe, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

3.03

Qualification.  Strike Axe, Inc. is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations.  Such jurisdictions, which are the only jurisdictions in which Strike Axe, Inc. is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

3.04

Capitalization of Strike Axe, Inc.  The authorized capital stock of Strike Axe, Inc. consists of 100,000,000 shares of Common Stock, $.0001 par value and 10, 000,000 shares of Preferred Stock, $0.0001 par valueof which the only shares issued and outstanding are 6,101,049 issued to  shareholders listed  on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”) and any relevant state securities laws or pursuant to valid exemptions therefrom.  There are no preemptive rights with respect to the Strike Axe, Inc. Common Stock and the shares of Strike Axe, Inc. Common Stock are free from restrictions on transfer (except as required by law) or any options, liens, pledges, security interests, encumbrances or charges of any kind.  Strike Axe, Inc. has no other equity securities or securities containing equity features authorized, issued or outstanding, except as identified on Schedule C.  Except as identified on Schedule H hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Strike Axe, Inc., and there are no rights, subscriptions, warrants, options, conversion rights or other agreements of any kind outstanding to purchase or otherwise acquire from Strike Axe, Inc. any shares of capital stock or other securities of Strike Axe, Inc.  There are no agreements or other obligations (contingent or otherwise) which may require Strike Axe, Inc. to repurchase or otherwise acquire any shares of its capital stock.  Strike Axe, Inc. does not own, and is not a party to a contract to acquire, any equity securities or other securities of any entity or director or indirect equity or ownership interest in any other entity.  Strike Axe, Inc. is not a party to, and there do not exist, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Strike Axe, Inc.

3.05

Authority.  The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to, duly and validly authorized action and approval by the Board of Directors, on the part of Strike Axe, Inc.  This Agreement constitutes the valid and binding obligation of Strike Axe, Inc. enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance.  This Agreement has been duly executed by Strike Axe, Inc. and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Strike Axe, Inc.’s Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Strike Axe, Inc. is a party or bound by.

3.06

Absence of Undisclosed Liabilities.  Strike Axe, Inc. has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.  As of the Effective Time, Strike Axe, Inc. shall have no assets or liabilities other than those resulting from the acquisition of Nutritional Concepts.

3.07

Absence of Changes.  Since November __, 2010 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Strike Axe, Inc., except for changes resulting from completion of those transactions described in Section 1.01(a) and  Section 5.01.

3.08

Tax Matters.  All taxes and other assessments and levies which Strike Axe, Inc. is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Strike Axe, Inc. in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee’s and employer’s share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no liens or taxes upon any assets of Strike Axe, Inc., except taxes not yet due.  Further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Strike Axe, Inc. income or business prior to the Effective Date.

3.09

Title to Assets.  Except for liens set forth in Schedule C, Strike Axe, Inc. is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or  encumbrances of any nature whatsoever.

3.10

Books and Records.  The books of account, minute books, stock record books, and other records of Strike Axe, Inc., complete copies of which have been made available to Nutritional Concepts, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a material effect on Strike Axe, Inc. or Nutritional Concepts.

3.11

Agreements in Force and Effect.  Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Strike Axe, Inc. is a party are valid and in full force and effect on the date hereof, and Strike Axe, Inc. has not breached any material provision of, and is not in default in any material respect under the terms of, any  such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Strike Axe, Inc.

3.12

Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either Strike Axe, Inc. or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Strike Axe, Inc.  Strike Axe, Inc. has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

3.13

Governmental Regulation.  To the knowledge of Strike Axe, Inc. and except as set forth in Schedule K, Strike Axe, Inc. is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Strike Axe, Inc.

3.14

Brokers and Finders.  Strike Axe, Inc. shall be solely responsible for payment to any broker or finder retained by Strike Axe, Inc. for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein.  Strike Axe, Inc. has not agreed to pay any fees or commissions to any party.

3.15

Accuracy of Information.  No representation or warranty by Strike Axe, Inc. contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Nutritional Concepts pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

3.16

Subsidiaries.  Except as listed in Schedule P, Strike Axe, Inc. does not have any other subsidiaries or own capital stock of any other corporation.

3.17

Consents.  Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by Strike Axe, Inc. or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

3.18

Employees.  Except as listed in Schedule  R, (i) no Strike Axe, Inc. employee or group of employees has any plans to terminate his, her or its employment; (ii) Strike Axe, Inc. has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers’ compensation claims pending against Strike Axe, Inc. nor is Strike Axe, Inc. aware of any facts that would give rise to such a claim; and (iv) no employee of Strike Axe, Inc. is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Strike Axe, Inc. or Nutritional Concepts.

3.19

Environmental Matters.  None of the operations of Strike Axe, Inc. involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

3.20

Improper Payments.  Neither Strike Axe, Inc., nor any person acting on behalf of Strike Axe, Inc. has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Strike Axe, Inc. (b) any customer, supplier or competitor of Strike Axe, Inc. or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or  directing business for Strike Axe, Inc. or (c) any political party or any candidate for elective political office nor has any fund or other asset of Strike Axe, Inc. been maintained that was not fully and accurately recorded on the books of account of Strike Axe, Inc.

3.21

Copies of Documents.  Strike Axe, Inc. has made available for inspection and copying by Nutritional Concepts and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement.  Furthermore, all filings by Strike Axe, Inc. with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of Strike Axe, Inc., in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Strike Axe, Inc. or adversely affect the objectives of this Agreement with respect to Nutritional Concepts including, but not limited to, the issuance and subsequent trading of the shares of Strike Axe, Inc. Common Stock to be received hereby, subject to compliance by the shareholders of Nutritional Concepts with applicable law.  Strike Axe, Inc. has made all necessary filings with the Securities and Exchange Commission and other governmental agencies.

3.22

Valid Issuance of Securities.  The Strike Axe, Inc. Common Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.23

Directors, Officers and Controlling Shareholders.  No director, officer or controlling shareholder of Strike Axe, Inc. has been subject to a criminal proceeding, bankruptcy, Securities and Exchange Commission or FINRA censure in the last five years nor is any such individual under investigation for any of the above.

3.24

Related Party Transactions.  Except as otherwise disclosed in its public filings with the Securities and Exchange Commission, no employee, officer or director of Strike Axe, Inc. or member of his or her immediate family is indebted to Strike Axe, Inc., nor is Strike Axe, Inc. indebted (or committed to make loans or extend or guarantee credit) to any of them.  No member of the immediate family of any officer or director of Strike Axe, Inc. is directly or indirectly interested in any material contract with Strike Axe, Inc.  No employee, officer or director of Strike Axe, Inc., or member of the immediately family of any such employee, officer or director, has any direct or indirect interest in a competitor, supplier or customer of Strike Axe, Inc. or other party with which Strike Axe, Inc. transacts business.

3.25

Tax-Free Reorganization.  Neither Strike Axe, Inc. nor any of its officers and directors has through the date of this Agreement taken or agreed to take any action that would prevent the Exchange contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the Code.

3.26

Full Disclosure.  The representations and warranties of Strike Axe, Inc. contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  There is no fact of which Strike Axe, Inc. has knowledge that has not been disclosed to Nutritional Concepts pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a material adverse effect on Strike Axe, Inc. or Nutritional Concepts or materially adversely affect the ability of Strike Axe, Inc. to consummate in a timely manner the transactions contemplated hereby.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF
NUTRITIONAL CONCEPTS CORP.

Nutritional Concepts hereby represents and warrants to Strike Axe, Inc. as follows:

4.01

Nutritional Concepts shall deliver to Strike Axe, Inc., on or before Closing, the following:

(a)

Financial Statements.  Audited (in the case of the fiscal year periods) and unaudited (for the quarterly period) financial statements of Nutritional Concepts including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows as at and for the period from inception on February 2, 2011 through August 31, 2011, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition and results of operations of Nutritional Concepts at the dates thereof and for the periods presented. (Schedule AA)

(b)

Property.  An accurate list and  description  of  all property, real or personal owned by Nutritional Concepts of a value equal to or greater than $1,000.00.  (Schedule BB)

(c)

Liens and Liabilities.  A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA.  (Schedule CC)  A complete and accurate list of all debts, liabilities and obligations of Nutritional Concepts incurred or owing as of the date of this Agreement.  (Schedule CC.1)

(d)

Leases and Contracts.  A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Nutritional Concepts is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Nutritional Concepts (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2011 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.  (Schedule DD)

(e)

Loan Agreements.  Complete and accurate copies of all loan agreements and other documents with respect to obligations of Nutritional Concepts for the repayment of borrowed  money.  (Schedule EE)

(f)

Consents Required.  A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to Closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder.  (Schedule FF)

(g)

Articles and Bylaws.  Complete and accurate copies of the Articles of Incorporation and Bylaws of Nutritional Concepts, together with all amendments thereto to the date hereof.  (Schedule GG)

(h)

Shareholders.  A complete list of all persons or entities of record holding capital stock of Nutritional Concepts or any rights to subscribe for, acquire, or receive shares of the capital stock of Nutritional Concepts (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements.  (Schedule HH)

(i)

Officers and Directors.  A complete and current list of all officers and Directors of Nutritional Concepts.  (Schedule II)

(j)

Salary Schedule.  A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Nutritional Concepts who received $1,000 or more in aggregate compensation from Nutritional Concepts whether in salary, bonus or otherwise, during the year 2010, or who is presently scheduled to receive from Nutritional Concepts a salary in excess of $1,000.00 during the year ending December 31, 2011, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.  (Schedule JJ)

(k)

Litigation.  A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair  labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Nutritional Concepts threatened, which may materially and adversely affect Nutritional Concepts.  (Schedule KK)

(l)

Tax Returns.  Accurate copies of all Federal and State tax returns for Nutritional Concepts, if any.  (Schedule LL)

(m)

Agency Reports.  Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Nutritional Concepts under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local).  (Schedule MM)

(n)

Banks.  A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Nutritional Concepts has an account or safe deposit box, and (2) the names and addresses of all signatories.  (Schedule NN)

(o)

Jurisdictions Where Qualified.  A list of all jurisdictions wherein Nutritional Concepts is qualified to do business and is in good standing.  (Schedule OO)

(p)

Subsidiaries.  A complete list of all subsidiaries of Nutritional Concepts.  (Schedule PP)  The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Nutritional Concepts has an interest, direct or indirect.

(q)

Union Matters.  An accurate list and description (in all material respects of union contracts and collective bargaining agreements of Nutritional Concepts, if any.  (Schedule QQ)

(r)

Employee and Consultant Contracts.  A complete and accurate list of all employee and consultant contracts which Nutritional Concepts has.  (Schedule RR)

(s)

Employee Benefit Plans.  Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Nutritional Concepts in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.  (Schedule SS)

(t)

Insurance Policies.  A complete and accurate list (in all material respects) and description of all material insurance policies naming Nutritional Concepts as an insured or beneficiary or as a loss payable payee or for which Nutritional Concepts has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Nutritional Concepts regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Nutritional Concepts as beneficiary covering the business activities of Nutritional Concepts.  (Schedule TT)

(u)

Customers.  A complete and accurate list (in all material respects) of the customers of Nutritional Concepts, including all presently effective contracts of Nutritional Concepts to be assigned to Nutritional Concepts, accounting for the principle revenues of Nutritional Concepts, indicating the dollar amounts of gross revenues of each such customer for the period ended as of a recent date.  (Schedule UU)

(v)

Licenses and Permits.  A complete list of all licenses, permits and other authorizations of Nutritional Concepts.  (Schedule VV)

4.02

Organization, Standing and Power.  Nutritional Concepts is a corporation duly organized, validly existing and in good standing under the laws of the State of  Utah with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

4.03

Qualification.  Nutritional Concepts is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations.  Such jurisdictions, which are the only jurisdictions in which Nutritional Concepts is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

4.04

Capitalization of Nutritional Concepts.  The authorized capital stock of Nutritional Concepts consists of 50,000,000 shares of Common Stock, par value $.001 per share, of which the only shares issued and outstanding are 25,000,000 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable.  There are no preemptive rights with respect to the Nutritional Concepts Common Stock and the shares of Nutritional Concepts Common Stock are free from restrictions on transfer or any options, liens, pledges, security interests, encumbrances or charges of any kind.  Except as identified on Schedule CC.1, (i) Nutritional Concepts has no other equity securities or securities containing equity features authorized, issued or outstanding, (ii) there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Nutritional Concepts, and (iii) there are no rights, subscriptions, warrants, options, conversion rights or other agreements of any kind outstanding to purchase or otherwise acquire from Nutritional Concepts any shares of capital stock or other securities of Nutritional Concepts.  There are no agreements or other obligations (contingent or otherwise) which may require Nutritional Concepts to repurchase or otherwise acquire any shares of its capital stock.  Nutritional Concepts does not own, and is not a party to a contract to acquire, any equity securities or other securities of any entity or director or indirect equity or ownership interest in any other entity.  Nutritional Concepts is not a party to, and there do not exist, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Nutritional Concepts.

4.05

Authority.  The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Nutritional Concepts.  This Agreement constitutes the valid and binding obligation of Nutritional Concepts, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance.  This Agreement has been duly executed by Nutritional Concepts and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Nutritional Concepts‘s Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Nutritional Concepts is a party or bound.

4.06

Absence of Undisclosed Liabilities.  Nutritional Concepts has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

4.07

Absence of Changes.  Since inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Nutritional Concepts, except for changes resulting from completion of those transactions described in Section 5.02.

4.08

Tax Matters.  All taxes and other assessments and levies which Nutritional Concepts is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Nutritional Concepts in separate bank accounts for such  payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee’s and employer’s share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and all returns, declarations, reports, estimates and statements required have been timely filed.  There are no liens or taxes upon any assets of Nutritional Concepts, except taxes not yet due.  Further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Nutritional Concepts income or business prior to the Effective Time.

4.09

Title to Assets.  Except for liens set forth in Schedule CC, Nutritional Concepts is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

4.10

Books and Records.  The books of account, minute books, stock record books, and other records of Nutritional Concepts, complete copies of which have been made available to Strike Axe, Inc., have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a material effect on Strike Axe, Inc. or Nutritional Concepts.

4.11

Agreements in Force and Effect.  Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Nutritional Concepts is a party are valid and in full force and effect on the date hereof, and Nutritional Concepts has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease,  policy, license, franchise or similar instrument which breach or default would  have a material adverse effect upon the business, operations or financial condition of Nutritional Concepts.

4.12

Legal Proceedings, Etc.  There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of Nutritional Concepts, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Nutritional Concepts.  Nutritional Concepts has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

4.13

Governmental Regulation.  To the knowledge of Nutritional Concepts, Nutritional Concepts is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Nutritional Concepts.

4.14

Broker and Finders.  Nutritional Concepts shall be solely responsible for payment to any broker or finder retained by Nutritional Concepts for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein.

4.15

Accuracy of Information.  No representation or warranty by Nutritional Concepts contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Strike Axe, Inc. pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.16

Subsidiaries.  Nutritional Concepts does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

4.17

Consents.  No consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Nutritional Concepts or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

4.18

Employees.  (i) No Nutritional Concepts employee or group of employees has any plans to terminate his, her or its employment; (ii) Nutritional Concepts has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers’ compensation claims pending against Nutritional Concepts nor is Nutritional Concepts aware of any facts that would give rise to such a claim; and (iv) no employee of Nutritional Concepts is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Strike Axe, Inc. or Nutritional Concepts.

4.19

Improper Payments.  No person acting on behalf of Nutritional Concepts has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Nutritional Concepts , or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Nutritional Concepts been maintained that was not fully and accurately recorded on the books of account of Nutritional Concepts.

4.20

Copies of Documents.  Nutritional Concepts has made available for inspection and copying by Strike Axe, Inc. and it’s duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement.  Furthermore, all filings by Nutritional Concepts with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Nutritional Concepts or adversely affect the objectives of this Agreement.

4.21

Investment Intent of Shareholders.  To the knowledge of Nutritional Concepts, the shares of Strike Axe, Inc. being acquired by each respective Nutritional Concepts shareholder pursuant to this Agreement for his or her own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

4.22

Directors, Officers and Controlling Shareholders.  No director, officer and controlling shareholder of Nutritional Concepts has been subject to a criminal proceeding, bankruptcy, Securities and Exchange Commission or FINRA censure in the last five years nor is any such individual under investigation for any of the above.

4.23

Related Party Transactions.  Except as identified on Schedule DD, no employee, officer or director of Nutritional Concepts or member of his or her immediate family is indebted to Nutritional Concepts, nor is Nutritional Concepts indebted (or committed to make loans or extend or guarantee credit) to any of them.  No member of the immediate family of any officer or director of Nutritional Concepts is directly or indirectly interested in any material contract with Nutritional Concepts.  No employee, officer or director of Nutritional Concepts, or member of the immediately family of any such employee, officer or director, has any direct or indirect interest in a competitor, supplier or customer of Nutritional Concepts or other party with which Nutritional Concepts transacts business.

4.24

Tax-Free Reorganization.  Neither Nutritional Concepts nor any of its officers and directors has through the date of this Agreement taken or agreed to take any action that would prevent the Exchange contemplated herein from qualifying as a reorganization under Section 368(a) of the Code.

4.25

Full Disclosure.  The representations and warranties of Nutritional Concepts contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  There is no fact of which Nutritional Concepts has knowledge that has not been disclosed to Strike Axe, Inc. pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a material adverse effect on Strike Axe, Inc. or Nutritional Concepts or materially adversely affect the ability of Nutritional Concepts to consummate in a timely manner the transactions contemplated hereby.

ARTICLE 5
CONDUCT AND TRANSACTIONS PRIOR TO THE
EFFECTIVE TIME OF THE ACQUISITION

5.01

Conduct and Transactions of Strike Axe, Inc.  During the period from the date hereof to the Effective Date, Strike Axe, Inc. shall:

(a)

Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

(b)

Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

Strike Axe, Inc. shall not during such period, except in the ordinary course of business, without the prior written consent of Nutritional Concepts:

(c)

Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

(d)

Except as otherwise contemplated or required by this Agreement, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(e)

Except as otherwise contemplated or required by this Agreement, issue, reissue or sell, or issue capital stock of Strike Axe, Inc. or options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(f)

Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(g)

Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(h)

Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(i)

Make any material change in its insurance coverage;

(j)

Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(k)

Enter into any agreement or make any commitment to any labor union or organization;

(l)

Make any capital expenditures.

5.02

Conduct and Transactions of Nutritional Concepts.  During the period from the date hereof to Effective Date, Nutritional Concepts shall:

(a)

Obtain an investment letter from each shareholder of Nutritional Concepts in a form substantially like that attached hereto as Exhibit B and obtain an investment letter from each Option Holder of Nutritional Concepts Corp in the form substantially like the attached hereto as Exhibit C. Conduct the operations of Nutritional Concepts in the ordinary course of business.

Nutritional Concepts shall not during such period, except in the ordinary course of business, without the prior written consent of Strike Axe, Inc.:

(b)

Except as otherwise contemplated or required by this Agreement, enter negotiations, sell, dispose of or encumber any of the properties or assets of Nutritional Concepts;

(c)

Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(d)

Issue, reissue or sell, or issue capital stock of Nutritional Concepts or options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(e)

Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(f)

Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(g)

Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(h)

Make any material change in its insurance coverage;

(i)

Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(j)

Enter into any agreement or make any commitment to any labor union or organization;

(k)

Make any material capital expenditures in excess of $1,000.00.

(l)

Allow any of the foregoing actions to be taken by any subsidiary of Nutritional Concepts.

ARTICLE 6
RIGHTS OF INSPECTION

6.01

Due Diligence; Access to Information; Confidentiality.

(a)

Between the date hereof and the Closing Date, Strike Axe, Inc. and Nutritional Concepts shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein.  In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives (hereinafter collectively referred to as “Representatives”), all books, papers, and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files (including, without limitation, legal research memoranda), attorney’s audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records (collectively referred to herein as “Evaluated Material”) relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its Representatives shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

(b)

Strike Axe, Inc. and Nutritional Concepts agree that each such party will not use the Evaluation Material for any purpose other than in connection with the transactions contemplated hereunder.  Each agrees not to disclose or allow disclosure to others of any Evaluation Material, except to such party’s Affiliates or Representatives, in each case, to the extent necessary to permit such Affiliate or Representative to assist such party in connection with the transactions contemplated hereunder.  Each agrees that it will, within ten (10) days of the other party’s request, re-deliver to such party all copies of that party’s Evaluation Material in its possession or that of its affiliates or Representatives if the Exchange contemplated by this Agreement does not close as contemplated herein.

(c)

In the event any party or anyone to whom Evaluation Material has been transmitted in accordance with the terms herein is requested in connection with any proceeding to disclose any Evaluation Material, such party will give the other party prompt notice of such request so that the other party may seek an appropriate protective order or other remedy or waive compliance with this Agreement, and such party will cooperate with the other party to obtain such protective order.  In the event such protective order is not obtained, the other party waives compliance with the relevant provisions of this Section, such party (or such person to whom such request is directed) will furnish only that portion of the Evaluation Material which is required to be disclosed.

(d)

Notwithstanding any of the foregoing, if prior to Closing, for any reason, the transactions contemplated by this Agreement are not consummated, neither Strike Axe, Inc. nor Nutritional Concepts nor any of their Representatives shall disclose to third parties or otherwise use any Evaluation Material or other confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

(i)

is or becomes generally available to the public other than as a result of a disclosure by such party, its affiliates or Representatives;

(ii)

was available to such party on a non-confidential basis prior to its disclosure;

(iii)

becomes available to such party on a non-confidential basis from a source other than the other party or its agents, advisors or Representatives;

(iv)

developed by such party independently of any disclosure by the other party; or

(v)

is disclosed in compliance with Section 6.01(c).

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws.  If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

6.02

Strike Axe, Inc. and Nutritional Concepts each agree that money damages would not be sufficient to remedy any breach by the other party of this Section, and that, in addition to all other remedies, each party against which a breach of this Section has been committed shall be entitled to specific performance and injunctive or other equitable relief as a remedy of such breach.

ARTICLE 7
CONDITIONS TO CLOSING

7.01

Conditions to Obligations of Nutritional Concepts.  The obligation of Nutritional Concepts to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Nutritional Concepts.

(a)

Representations and Warranties.  There shall be no information disclosed in the schedules delivered by Strike Axe, Inc., which in the opinion of Nutritional Concepts, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of Strike Axe, Inc. set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)

Performance of Obligations.  Strike Axe, Inc. shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Strike Axe, Inc. shall have complied in all material respects with the course of conduct required by this Agreement.

(c)

Corporate Action.  Strike Axe, Inc. shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Nutritional Concepts that Strike Axe, Inc. has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)

Consents.  Execution of this Agreement by the shareholders of Nutritional Concepts and any consents necessary for or approval of any party listed on any Schedule delivered by Strike Axe, Inc. whose consent or approval is required pursuant thereto shall have been obtained.

(e)

Statutory Requirements.  All statutory requirements for the valid consummation by Strike Axe, Inc. of the transactions contemplated by this Agreement shall have been fulfilled.

(f)

Governmental Approval.  All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Strike Axe, Inc. for consummation of the transactions contemplated by this Agreement shall have been obtained.

(g)

Market Condition.  Up to and including the Closing Date, Strike Axe, Inc. shall have maintained its listing on the OTC Bulletin Board, without any trading and quotation halts or other notices of deficiency received by or imposed against Strike Axe, Inc.

(h)

Changes in Financial Condition of Strike Axe, Inc.  There shall not have be any material adverse change in the financial condition or in the operations of the business of Strike Axe, Inc., except expenditures in furtherance of this Agreement.

(i)

Absence of Pending Litigation.  Strike Axe, Inc. is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(j)

Authorization for Issuance of Stock.  Nutritional Concepts shall have received in form and substance satisfactory to counsel for Nutritional Concepts a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of Strike Axe, Inc. to issue stock certificates representing ownership of Strike Axe, Inc. common stock to Nutritional Concepts shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

(k)

Books and records.  Strike Axe, Inc. shall deliver to Nutritional Concepts all books and records of Strike Axe, Inc.

(l)

Shareholder Approval.  The Strike Axe, Inc. shareholders shall have approved this Agreement and Plan of Reorganization, if required by law.

7.02

Conditions to Obligations of Strike Axe, Inc.  The obligation of Strike Axe, Inc. to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Strike Axe, Inc.

(a)

Representations and Warranties.  There shall be no information disclosed in the schedules delivered by Nutritional Concepts, which in the opinion of Strike Axe, Inc., would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of Nutritional Concepts set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)

Performance of Obligations.  Nutritional Concepts shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Nutritional Concepts shall have complied in all respects with the course of conduct required by this Agreement.

(c)

Corporate Action.  Nutritional Concepts shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for Strike Axe, Inc. that Nutritional Concepts has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)

Consents.  Any consents necessary for or approval of any party listed on any Schedule delivered by Nutritional Concepts, whose consent or approval is required pursuant thereto, shall have been obtained.

(e)

Financial Statements.  Strike Axe, Inc. shall have been furnished with an Audited (in the case of the fiscal year periods) and unaudited (for the quarterly period) financial statements of Nutritional Concepts including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows as at and for the period of inception on February 2, 2011 through August 31, 2011, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition and results of operations of Nutritional Concepts at the dates thereof and for the periods presented.

(f)

Statutory Requirements.  All statutory requirements for the valid consummation by Nutritional Concepts of the transactions contemplated by this Agreement shall have been fulfilled.

(g)

Governmental Approval.  All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Nutritional Concepts for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h)

Employment Agreements.  Existing Nutritional Concepts employment agreements will have been delivered to counsel for Strike Axe, Inc.

(i)

Changes in Financial Condition of Nutritional Concepts.  There shall not have be any material adverse change in the financial condition or in the operations of the business of Nutritional Concepts, except expenditures in furtherance of this Agreement.

(j)

Absence of Pending Litigation.  Nutritional Concepts is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(k)

Shareholder and Option Holder Approval.  The Nutritional Concepts shareholders and Option Holders shall have approved this Agreement and Plan of Reorganization.

ARTICLE 8
MATTERS SUBSEQUENT TO CLOSING

8.01

Covenant of Further Assurance.  The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

ARTICLE 9
NATURE OF REPRESENTATIONS

9.01

All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by Strike Axe, Inc. or Nutritional Concepts pursuant hereto, or otherwise adopted by Strike Axe, Inc., by its written approval, or by Nutritional Concepts by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Strike Axe, Inc. or Nutritional Concepts as the case may be.  All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations.

ARTICLE 10
TERMINATION OF AGREEMENT AND
ABANDONMENT OF REORGANIZATION

10.01

Termination.  Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a)

By mutual written consent of the Boards of Directors of Strike Axe, Inc. and Nutritional Concepts.

(b)

By the Board of Directors of Strike Axe, Inc. if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

(c)

By the Board of Directors of Nutritional Concepts if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

(d)

By the Board of Directors of Nutritional Concepts if this Agreement and Plan of Reorganization is not duly approved by the stockholders of Nutritional Concepts following a vote of the stockholders and Option Holders of Nutritional Concepts.

(e)

By either of the Boards of Directors of Strike Axe, Inc. or Nutritional Concepts if the Closing Date is not on or before November ___, 2011, or such later date as Strike Axe, Inc. and Nutritional Concepts may mutually agree (except that a party seeking to terminate this Agreement pursuant to this clause may not do so if the failure to consummate the Exchange contemplated by this Agreement by such date shall be due to the action or failure to act of the party seeking to terminate the Agreement in breach of such party’s obligations under this Agreement).

10.02

Termination of Obligations and Waiver of Conditions; Payment of Expenses.  In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other.  For the costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel, Strike Axe, Inc. shareholders shall bear the expenses incurred by Strike Axe, Inc., and Nutritional Concepts shareholders shall bear the expenses incurred by Nutritional Concepts.

ARTICLE 11
EXCHANGE OF SHARES

11.01

Exchange of Shares.  At the Effective Time, Strike Axe, Inc. shall issue a letter to the transfer agent of Strike Axe, Inc. with a copy of the resolution of the Board of Directors of Strike Axe, Inc. authorizing and directing the issuance of Strike Axe, Inc. shares as set forth on Exhibit A to this Agreement.

11.02

Restrictions on Shares Issued to Nutritional Concepts.  Due to the fact that Nutritional Concepts will receive shares of Strike Axe, Inc. Common Stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of Strike Axe, Inc. will contain the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

ARTICLE 12
MISCELLANEOUS

12.01

Construction.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware excluding the conflicts of laws.

12.02

Expenses.  Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

12.03

Notices.  All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to “Strike Axe, Inc.” Strike Axe, Inc. 21724 E. Stanford Circle Elkhorn, Nebraska 68022	If to “Nutritional Concepts” Nutritional Concepts Corp. 267 W. 1400 S., Suite 101 St. George, UT 84790
With copies to: John Heskett HESKETT & HESKETT 501 South Johnstone, Suite 501 Bartlesville, Oklahoma 74003 (918) 336-3152 Facsimile	With copies to: Cletha A. Walstrand, Esq. 1322 Pachua Ivins, UT 84738 Fax: 435-688-7318

12.04

Amendment and Waiver.  The parties hereby may, by mutual agreement in writing signed by or on behalf of each party, amend this Agreement in any respect.  Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party against which such waiver is to be charged, such waiver right shall include, but not be limited to, the right of either party to:

(a)

Extend the time for the performance of any of the obligations of the other;

(b)

Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(c)

Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(d)

Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.04 shall be valid if authorized or ratified by the Board of Directors of such party.

12.05

Remedies not Exclusive.  No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The election of any one or more remedies by Strike Axe, Inc. or Nutritional Concepts shall not constitute a waiver of the right to pursue other available remedies.

12.06

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.07

Benefit.  This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Strike Axe, Inc. and Nutritional Concepts and its shareholders.

12.08

Entire Agreement.  This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.09

Captions and Section Headings.  Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Executed as of the date first written above.

Strike Axe, Inc. By: /s/ Daniel K. Leonard Daniel K. Leonard, President	Nutritional Concepts Corp. By: /s/ Shaun Sullivan Shaun Sullivan, President

Options

Wall Street Equity Options and Futures Corp

By: /s/ Wall Street Options and Futures Corp.

Albia Associated SA

By: /s/ Albia Associated SA

Sabrina Cugno

By: /s/ Sabrina Cugno

Murlin Holding, Inc.

By: /s/ Murlin Holding, Inc.

Harry Simmons

By: /s/ Harry Simmons

Randy Cogdill

By: /s/ Randy Cogdill

Beckie Marsh

By: /s/ Beckie Marsh

Dustin & Holly Vanglider

By: /s/ Dustin & Holly Vanglider

Shining Meadows, LLC

By: /s/ Shining Meadows LLC

Healing 1, LLC

By: /s/ Healing 1, LLC

EXHIBIT A

Name of Shareholder	Number of Shares

Shaun Sullivan	5,116,270

Kendall A. Smith	5,116,270

William Hansen	1,000,000

Michael Kevin Long	2,000,000

Edric W. Vredenburg	2,000,000

Snowtop Park, LLC	1,596,224

Wall Street Equity Options and Futures Corp.	150,000

OPTIONS

Wall Street Equity Options and Futures Corp	650,000
Albia Associated SA	1,000,000
Sabrina Cugno	750,000
Murlin Holding, Inc.	500,000
Harry Simmons	400,000
Randy Cogdill	600,000
Beckie Marsh	200,000
Dustin & Holly Vanglider	100,000
Shining Meadows, LLC	700,000
Healing 1, LLC	100,000

A-1

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

ISSUER:

Strike Axe, Inc.

SECURITY:

Common Stock, par value $.0001

QUANTITY:

_______ Shares  (the “Securities”)

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

(1)

Investment.  I am aware of the Company’s business affairs and financial condition.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933 (as Amended).  These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(2)

Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

(3)

Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including:  (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a “ market maker,” and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

(4)

Limitations on Rule 144.  I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

(5)

Sales Not Under Rule 144.  I further acknowledge that, if all the requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

(6)

Stop Transfer Instructions.  I further understand that stop transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

(7)

Additional Representations and Warranties.  In addition, I represent and warrant:

(i)

That I have had the opportunity to ask questions of,  and receive answers from, the Company ( or any person acting on its behalf) concerning the Company and my proposed investment in the Securities;

(ii)

That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

(iii)

That I have made my own determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

(iv)

That I understand that in acquiring the Securities, I am making a highly speculative investment with the knowledge that the Company is in the initial stages of development;

B-1

(v)

That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

(vi)

That I understand that, in selling and transferring the Securities, the Company had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Company is relying in good faith upon all of my foregoing representations and warranties.

SIGNATURE OF PURCHASER

Date:  _______________________________

_______________________________

_______________________________

Printed Name

Address:

_______________________________

_______________________________

B-2

EXHIBIT C

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

ISSUER:

Strike Axe, Inc.

SECURITY:

Option

QUANTITY:

_______ Option  (the “Securities”)

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

(1)

Investment.  I am aware of the Company’s business affairs and financial condition.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933 (as Amended).  These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(2)

Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

(3)

Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including:  (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a “ market maker,” and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

(4)

Limitations on Rule 144.  I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

(5)

Sales Not Under Rule 144.  I further acknowledge that, if all the requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

(6)

Stop Transfer Instructions.  I further understand that stop transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

(7)

Additional Representations and Warranties.  In addition, I represent and warrant:

(i)

That I have had the opportunity to ask questions of,  and receive answers from, the Company ( or any person acting on its behalf) concerning the Company and my proposed investment in the Securities;

(ii)

That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

(iii)

 That I have made my own determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

(iv)

That I understand that in acquiring the Securities, I am making a highly speculative investment with the knowledge that the Company is in the initial stages of development;

(v)

That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

(vi)

That I understand that, in selling and transferring the Securities, the Company had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Company is relying in good faith upon all of my foregoing representations and warranties.

SIGNATURE OF PURCHASER

Date:  _______________________________

_______________________________

_______________________________

Printed Name

Address:

_______________________________

_______________________________

SCHEDULE A.

Strike Axe, Inc. period reports on file with the Securities and Exchange Commission are incorporated herein by reference.

SCHEDULE B.

None

SCHEDULE C.

None, as the Company has no assets in which there may be created any lien, encumbrance, easements, security interests or similar interests.

SCHEDULE C.1.

Except for the following describedconvertible note, there will be no outstanding debts or liabilities, or obligation of Strike Axe, Inc. at the Effective Time of this agreement.

Convertible Debt

On December 7, 2008, the Company issued a $30,000.00 convertible promissory note.  The note bears interest at 8% per annum until paid or converted.  The note is convertible at the option of the holder at any time and from time to time into our common stock at a fixed conversion price of $0.012 per share and matured on December 7, 2010 and is currently in default.  The convertible debt securities were issued with non-detachable conversion feature.

SCHEDULE D.

The Company has existing contract with its transfer agent, American Registrar & Transfer Co., 342 E 900 South, Salt Lake City UT 84110

Convertible Debt

On December 7, 2008, the Company issued a $30,000.00 convertible promissory note.  The note bears interest at 8% per annum until paid or converted.  The note is convertible at the option of the holder at any time and from time to time into our common stock at a fixed conversion price of $0.012 per share and matured on December 7, 2010 and is currently in default.  The convertible debt securities were issued with non-detachable conversion feature.

SCHEDULE E.

None

SCHEDULE F.

None

SCHEDULE G.

Documents have been provided to Nutritional Concepts Corp. previously.

SCHEDULE H.

Shareholder list has been provided.

Convertible Debt

On December 7, 2008, the Company issued a $30,000.00 convertible promissory note.  The note bears interest at 8% per annum until paid or converted.  The note is convertible at the option of the holder at any time and from time to time into our common stock at a fixed conversion price of $0.012 per share and matured on December 7, 2010 and is currently in default.  The convertible debt securities were issued with non-detachable conversion feature.

SCHEDULE I.

Daniel K. Leonard, has served as Sole Director, President, Secretary and Treasurer.

SCHEDULE J.

On the Effective Date there will have been no compensation or payable during the year 2010.  There are no employees.

SCHEDULE K.

None

SCHEDULE M.

None

SCHEDULE N.

None

SCHEDULE O.

Delaware

SCHEDULE P.

None

SCHEDULE Q.

None

SCHEDULE R.

None

SCHEDULE S.

None

SCHEDULE T.

None

SCHEDULE U.

None

SCHEDULE V.

None

ADDENDUM

Addendum made this 29th day of November, 2011, between Nutritional Concepts Corp. (“Nutritional Concepts”) and Strike Axe, Inc. (“Strike Axe”).

RECITALS:

A.

On the 28th day of November, 2011, Strike Axe and Nutritional Concepts entered into an Agreement and Plan of Reorganization (“Agreement”) which determined in Article 2 of the Agreement that the closing would occur on or before November 29, 2011, or such other place or date and time as may be agreed in writing by the parties.

B.

The parties wish to evidence the closing date by this Addendum to be set as December 5, 2011.

AGREEMENT:

The prior Agreement is modified in Article 2, Section 2.01 such that the closing shall occur on December 5, 2011, and that this Addendum satisfies the requirement that any modification of the former closing date be in writing. All other provisions of the Agreement shall remain in full force and effect.

Strike Axe, Inc.

By: /s/ Daniel K. Leonard

Daniel K. Leonard, President

Nutritional Concepts Corp.

By: /s/ Shaun Sullivan

Shaun Sullivan, President